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                                                                    EXHIBIT 99.1

                          CHRONICLE PUBLISHING COMPANY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints John B. Sias and W. Ronald Ingram as proxies, each with the power of substitution, and hereby authorizes them to vote all shares of common stock of the undersigned at the special meeting of The Chronicle Publishing Company, to be held at 901 Mission Street, San Francisco, California, at 10:00 a.m. on Thursday, April 27, 2000 and at any adjournments or postponements thereof.

   WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH ON THE REVERSE SIDE.


CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                    SEE REVERSE SIDE

    Please mark vote as in this example.

The Board of Directors recommends a vote FOR proposal 1.
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
1. To consider and vote upon a proposal to approve and      FOR AGAINST ABSTAIN
adopt the Agreement and Plan of Merger, dated as of
November 15, 1999, by and between The Chronicle Publishing
Company, Inc. and Young Broadcasting Inc.
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                                        Please sign exactly as name appears
                                        hereon. Joint owners should each sign.
                                        When signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please give full title as such.

Signature: __________Date:                Signature: __________Date: